Exhibit 99.1

Perry Ellis International Reports Increased First Quarter Fiscal 2016 Results and

Increases Fiscal 2016 Guidance

Perry Ellis International, Inc. (NASDAQ:PERY) today reported results for the first quarter ended May 2, 2015 (“first quarter of fiscal 2016”).

Key Fiscal First Quarter 2016 Financial and Operational Highlights:

•	Adjusted diluted EPS increased 80% year over year to $0.99 as compared to $0.55 per diluted share in prior year.

•	Net revenues of $266 million, as compared to $257 million in prior year.

•	Diluted GAAP EPS of $0.62, as compared to $0.52 in prior year.

•	Adjusted gross margin expansion of 80 bps to 34.9% as compared to 34.1% in comparable period of prior year. GAAP gross margin was 33.8% for the period.

•	Adjusted EBITDA margin expansion of 200 bps to 9.3% as compared to 7.3% in comparable period of prior year. Company completed the redemption of $100 million of its 7.875% senior subordinated notes and expanded its credit facility to $200 million resulting in $4.5 million in annual interest savings for fiscal 2016.

•	Increases fiscal 2016 Adjusted EPS guidance to a range of $1.68 to $1.75.

Oscar Feldenkreis, President and Chief Operating Officer of Perry Ellis International commented, “We had a strong start to the year highlighted by growth in net revenues, expansion in gross margin and a significant increase in adjusted earnings per share, as compared to the first quarter last year. Our results reflect the success of our strategy to expand core brands and higher margin businesses. During the quarter, we delivered balanced growth across our domestic revenue and international business; we increased licensing revenue and achieved a 4.5% comparable sales increase in our direct-to-consumer channel. Gross margin and EBITDA margin expansion were ahead of our plans and set the stage for us to continue this positive momentum as we move through the year. I am optimistic about Perry Ellis’ future as we execute against our strategic goals this year and lead the Company on our growth and profitability plan.”

Fiscal 2016 First Quarter Results

Total revenue for the first quarter of fiscal 2016 was $266 million, a 4% increase compared to $257 million reported in the first quarter of fiscal 2015. The Company realized increases in its core global brands, Perry Ellis and Original Penguin as well as in its golf lifestyle apparel business. Revenues in international, licensing and direct-to- consumer (DTC) platforms all moved ahead as well.

During the first quarter of fiscal 2016, adjusted gross margin expanded to 34.9% as compared to 34.1% in the same period of the prior year. (Gross profit totaled $90.1million inclusive of $2.9 million of costs related to exited businesses and the consolidation of the Beijing office.) The expansion reflected a favorable business mix, better sell-through at retail in the Perry Ellis and Rafaella collection businesses, and savings realized from continued freight cost reductions. (Adjusted gross margin includes certain items as outlined in Table 3, Reconciliation of Gross Profit to Adjusted Gross Profit.) GAAP gross margin for the period was 33.8%.

Selling, general and administrative expenses totaled $69.6 million as compared to $69.7 million in the comparable period of the prior year. Excluding costs associated with streamlining and consolidation of operations, expenses totaled $68.3 million, or 25.6% of revenues, as compared to $68.9 million or 26.8% in prior year.

As reported under GAAP, fiscal 2016 first quarter profit was $9.4 million, or $0.62 per diluted share, as compared to $7.8 million, or $0.52 per diluted share, in the first quarter of fiscal 2015. On an adjusted basis, fiscal 2016 first quarter earnings per diluted share were $0.99 as compared to adjusted earnings per diluted share of $0.55 in the first quarter of fiscal 2015. These results benefited from improved operating results as well as a lower effective tax rate for fiscal 2016. (Adjusted earnings per diluted share exclude certain items as outlined in Table 1, Reconciliation of GAAP net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share.)

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the first quarter of fiscal 2016 totaled $24.7 million as compared to $18.7million in the comparable period of the prior year. Adjusted EBITDA margin expanded to 9.3% from 7.3% in the prior year. (Adjusted EBITDA excludes certain items as outlined in Table 2, Reconciliation of Net (Loss) Income to EBITDA and adjusted EBITDA.

Balance Sheet

At the close of the quarter, the Company’s financial position was solid. Inventories decreased 13% to $153 million from $177 million at the end of the comparable period in the prior year with continued emphasis on increasing turn. As previously reported, the Company expanded its credit facility from $125 million to $200 million and utilized this to redeem $100 million if its senior subordinated notes on May 6, 2015.

Update on Strategic Priorities for Fiscal 2016 to Enhance Profitability

The Company continues to focus on successfully implementing its growth and profitability plan.

George Feldenkreis, Chairman and Chief Executive Officer, Perry Ellis International, commented, “The team executed with precision a number of important strategic actions over the past 22 months. As a result of actions taken and others underway, Perry Ellis has a stronger portfolio, solid foundation to drive our future growth and a clear path forward creating value for all stakeholders. There is still more work to do and I am encouraged by our ability to achieve our operational and financial goals. The progress that we continue to register on our plan was clearly delineated this quarter. I feel that with the solid foundation that we have in place and a clear path that we will continue to demonstrate progress toward our goals in the current year and well into the future.”

The Company’s focused strategy includes:

•	Focus on high performing, high growth brands and businesses. Since Fiscal 2014, the Company exited 30 brands, which generated approximately $80 million in revenues, and refocused its portfolio toward core, high-margin brands. The Company will continue to assess its brands and businesses on an ongoing basis.

•	Continuing to optimize competitive positioning in the menswear arena through the wholesale, retail and licensing of its core brands. Both Perry Ellis and Original Penguin collections increased just under 10% in the first quarter fiscal 2016.

•	Driving international and licensing growth through direct investment in North America and Europe as well as strategic partnerships with licensees and other partners. During the first quarter, the Company signed seven licenses which included five brands across regions and product categories. The Company realized 10% revenue growth in licensing for the quarter and expects to expand on this growth for the remainder of the year. International increased by 30 bps and represented 11% of total revenues compared to 10.7% in the comparable period of the prior year.

•	Expanding the DTC channel. The Company DTC platform is an important component of the Company’s growth and profitability strategy. The Company realized a 4.5% comparable sales increase in direct-to-consumer and a 7% comparable gross margin increase.

•	Driving efficiencies and generating cost savings through process enhancements, inventory management and sourcing improvements. In the first quarter of fiscal 2016, the Company realized $2.3 million in savings in cost of goods and in SG&A.

Fiscal 2016 Guidance

The Company continues to expect total fiscal 2016 revenues to be in a range of $925 to $935 million. Given the stronger performance in the first quarter coupled with the financial savings in interest, the Company now expects adjusted earnings per diluted share for fiscal 2016 in a range of $1.68 to $1.75 as compared to the previous guidance range of $1.45 to $1.55.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, John Henry®, Manhattan®, Axist®, and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” or “target,” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as otherwise required by the federal securities laws.

Source: Perry Ellis International, Inc.

Anita Britt, CFO

305-592-2830

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended
	May 2, 2015	May 3, 2014
Revenues
Net sales	$258,257	$249,916
Royalty income	8,157	7,398

Total revenues	266,414	257,314
Cost of sales	176,314	169,649

Gross profit	90,100	87,665
Operating expenses
Selling, general and administrative expenses	69,608	69,710
Depreciation and amortization	3,322	2,980

Total operating expenses	72,930	72,690
Loss on sale of long-lived assets	(697)	—

Operating income	16,473	14,975
Interest expense	3,627	3,716

Net (loss) income before income taxes	12,846	11,259
Income tax provision (benefit)	3,435	3,484

Net (loss) income	$9,411	$7,775

Net (loss) income, per share
Basic	$0.64	$0.53

Diluted	$0.62	$0.52

Weighted average number of shares outstanding
Basic	14,649	14,782
Diluted	15,161	15,010

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	May 2, 2015	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$18,736	$43,547
Accounts receivable, net	180,992	137,432
Inventories	153,495	183,734
Investments	14,009	19,996
Other current assets	12,551	14,233

Total current assets	379,783	398,942

Property and equipment, net	64,723	64,633
Intangible assets, net	206,781	210,201
Goodwill	6,022	6,022
Deferred income taxes	—	—
Other assets	5,506	5,191

Total assets	$662,815	$684,989

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$70,830	$117,789
Accrued expenses and other liabilities	28,169	23,152
Accrued interest payable	1,037	4,045
Deferred pension obligation	8,985	8,930
Unearned revenues	5,265	4,856
Other current liabilities

Total current liabilities	114,286	158,772

Long term liabilities:
Senior subordinated notes payable, net	150,000	150,000
Senior credit facility	9,670	—
Real estate mortgages	21,882	22,109
Unearned revenues and other long-term liabilities	53,588	52,091

Total long-term liabilities	235,140	224,200

Total liabilities	349,426	382,972

Equity
Total equity	313,389	302,017

Total liabilities and equity	$662,815	$684,989

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of the three months ended May 2, 2015 and May 3,2014 net (loss) income and diluted (loss) earnings per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share.

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended
	May 2, 2015	May 3, 2014
Net income	$9,411	$7,775
Plus:
Costs on exited brands	2,138	—
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	2,057	784
Loss on sale of long-lived assets	697	—
Tax expense (benefit)	774	(299)

Net income, as adjusted	$15,077	$8,260

	Three Months Ended
	May 2, 2015	May 3, 2014
Net income per share, diluted	$0.62	$0.52

Net per share costs on exited brands	0.14	—
Net per share costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	0.14	0.03
Net per share loss on sale of long-lived assets	0.09	—

Adjusted net income per share, diluted	$0.99	$0.55

“Adjusted net (loss) income per share, diluted” consists of “net (loss) income per share, diluted” adjusted for the impact of the costs on exited brands, costs of streamlining and consolidation of operations, and other strategic initiatives, loss on sale of long-lived assets, income tax valuation and impairments on long-lived assets. These costs, impairments and loss are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended
	May 2, 2015	May 3, 2014
Net income	$9,411	$7,775
Plus:
Depreciation and amortization	3,322	2,980
Interest expense	3,627	3,716
Income tax provision	3,435	3,484

EBITDA	19,795	17,955

Costs on exited brands	2,138	—
Costs of streamlining and consolidation of operations ,legal settlement and other strategic initiatives	2,057	784
Loss on sale of long-lived assets	697	—

EBITDA, as adjusted	$24,687	$18,739

Gross profit	$90,100	$87,665
Less:
Selling, general and administrative expenses	(69,608)	(69,710)
Plus:
Costs on exited brands	2,138	—
Costs of streamlining and consolidation of operations, and other strategic initiatives	2,057	784

EBITDA, as adjusted	$24,687	$18,739

Total revenues	$266,414	$257,314

EBITDA margin percentage of revenues	9.3%	7.3%

(1)	Adjusted EBITDA consists of (loss) earnings before interest, taxes, depreciation, amortization, impairment on long-lived assets, costs on exited brands, costs of streamlining and consolidation of operations, and other strategic initiatives, as well as the gain on sale of long-lived assets. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 3

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended
	May 2, 2015	May 3, 2014
Gross profit	$90,100	$87,665
Plus:
Costs on exited brands	2,138	—
Costs of streamlining and consolidation of operations, and other strategic initiatives	743	—

Gross profit, as adjusted	$92,981	$87,665

Total revenues	$266,414	$257,314

Gross margin, as adjusted	34.9%	34.1%

Adjusted gross profit consists of gross profit adjusted for costs on exited brands and costs of streamlining and consolidation of operations, and other strategic initiatives. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed from the calculation.